EXHIBIT A-1
TRANSAMERICA FUNDS
TRANSAMERICA PARTNERS FUNDS GROUP
TRANSAMERICA PARTNERS FUNDS GROUP II
TRANSAMERICA SERIES TRUST
CERTIFICATION OF AUTHORIZATION
     I, Dennis P. Gallagher, do hereby certify:
     (1) that I am the Secretary of Transamerica Funds, Transamerica Partners Funds Group, Transamerica Partners Group II and Transamerica Series Trust (collectively, the “Trusts”); (2) that the following is a true and complete copy of resolutions duly adopted by the appropriate vote of the Boards of Trustees of each Trust by written consent on May 28th, 2009 and (3) that said resolutions and remain in full force and effect as of the date hereof.
     RESOLVED, that the officers of each Trust be, and each of them hereby is, authorized and instructed to prepare, or to cause to be prepared, and to execute and file with the SEC an application, and any additional amendments to such application, for exemptive relief from provisions of the Investment Company Act of 1940 Act, as amended (the “1940 Act”), and the rules thereunder, to provide flexibility to the series of the Trusts to (i) invest in underlying funds in excess of the limits imposed by Sections 12(d)(1)(A) and (B) of the 1940 Act and (ii) invest in financial instruments that may not be “securities” within the meaning of Section 2(a)(36) of the 1940 Act pursuant to Rule 12d1-2(a) of the 1940 Act; and
     FURTHER RESOLVED, that the officers of each Trust be, and each of them hereby is, authorized and instructed to prepare, or to cause to be prepared, and to execute and file with the SEC a request for an exemptive order pursuant to Sections 6(c), 12(d)(1)(J) and 17(b) of the 1940 Act for an exemption from Sections 12(d)(1)(A) and (B), Section 17(a) and Rule 12d1-2(a) of the 1940 Act; and
     FURTHER RESOLVED, that the appropriate officers of each Trust be, and each of them hereby is, authorized and directed to take such actions which each of them, in his or her sole discretion, deems necessary and appropriate to obtain the requested exemptive order.
     IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of November, 2009.

/s/ Dennis P. Gallagher
Dennis P. Gallagher
Secretary

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